UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 14, 2018

SOLARIS OILFIELD INFRASTRUCTURE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38090	81-5223109
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9811 Katy Freeway, Suite 900 Houston, Texas 77024 (Address of principal executive offices) (Zip Code) (281) 501-3070
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 5.07Submission of Matters to a Vote of Security Holders.

On May 14, 2018, Solaris Oilfield Infrastructure, Inc. (the “Company”) held its 2018 Annual Meeting of Stockholders (the “Annual Meeting”).  At the Annual Meeting, stockholders elected two persons recommended by the Company’s Board of Directors to serve as Class I directors and ratified the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for the fiscal year ended December 31, 2018.  Voting results for each proposal considered at the Annual Meeting are set forth below.  The proposals are described in more detail in the Company’s definitive proxy statement for the Annual Meeting, which was filed with the Securities and Exchange Commission on April 4, 2018.  Holders of the Company’s Class A common stock and Class B common stock voted together on the proposals as a single class.

Proposal 1:Election of two Class I Directors.

The two individuals listed below were elected as Class I directors of the Company at the Annual Meeting. Voting results for each director were as follows:

Name	For	Withheld	Broker Non-Votes
James R. Burke	24,528,781	10,378,976	4,962,774
F. Gardner Parker	26,768,539	8,139,218	4,962,774

Proposal 2:Ratification of the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm.

Voting results with respect to the ratification of BDO USA, LLP as the Company’s independent registered public accounting firm for 2018 were as follows:

For	Against	Abstentions
39,762,731	92,339	15,461

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 18, 2018

SOLARIS OILFIELD INFRASTRUCTURE, INC.

By:	/s/ Kyle S. Ramachandran
Name:	Kyle S. Ramachandran
Title:	Chief Financial Officer

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